EX-99.e.1.a

Amended and Restated Schedule A

dated February 28, 2022

to the Underwriting Agreement dated June 10, 2008

between abrdn Funds (formerly, Aberdeen Funds) and

Aberdeen Fund Distributors, LLC

Name of Fund

abrdn Emerging Markets ex-China Fund (formerly, Aberdeen Global Equity Fund)

abrdn China A Share Equity Fund

abrdn U.S. Sustainable Leaders Smaller Companies Fund

abrdn U.S. Small Cap Equity Fund

abrdn Intermediate Municipal Income Fund

abrdn Global Absolute Return Strategies Fund

abrdn International Small Cap Fund

abrdn Emerging Markets Sustainable Leaders Fund

abrdn Emerging Markets Fund

abrdn U.S. Sustainable Leaders Fund

abrdn Emerging Markets Debt Fund

abrdn Dynamic Dividend Fund

abrdn Global Infrastructure Fund

abrdn Short Duration High Yield Municipal Fund

abrdn International Real Estate Equity Fund

abrdn Realty Income & Growth Fund

abrdn Ultra Short Municipal Income Fund

abrdn International Sustainable Leaders Fund

abrdn Global Equity Impact Fund

abrdn Global High Income Fund

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to the Underwriting Agreement to be executed in its name and on its behalf by its duly authorized representative as of February 28, 2022.

ABRDN FUNDS

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

ABERDEEN FUND DISTRIBUTORS, LLC

By:	/s/ Ben Moser
Name:	Ben Moser
Title:	Authorized Signer

[Signature Page to Amended and Restated Schedule A to Underwriting Agreement between abrdn Funds and Aberdeen Fund Distributors, LLC]

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